UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

mPHASE TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9841 Washingtonian Boulevard, #200

Gaithersburg, MD 20878

(Address of principal executive offices, including zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 30, 2022, mPhase Technologies, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K, dated June 24, 2022 (the “Form 8-K”). The Form 8-K inadvertently included an incorrect disclosure with respect to the terms of the Note. The purpose of this Current Report on Form 8-K/A is to correct this disclosure.

Item 1.01	Entry into a Material Definitive Agreement.

The Company entered into a securities purchase agreement (the “SPA”) with an investor (the “Investor”). Although the SPA was signed prior to June 24, 2022, the SPA did not take effect until the Company received the purchase price due pursuant to the SPA on that date.

SPA and Note

Pursuant to the SPA, the Investor purchased a promissory note with an aggregate principal amount of $1,200,000 (the “Note”) and warrants (the “Warrants”) to purchase up to 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for proceeds of $1,080,000 (the “Purchase Price”). The Company further issued 4,500,000 incentive fee shares (the “Incentive Fee Shares”) as additional consideration for the purchase of the Note. Pursuant to the SPA, the Company is obligated to file with the Securities and Exchange Commission, within 90 days of the date of closing of the SPA, a registration statement covering the resale of the Incentive Fee Shares and the shares underlying the Note and the Warrants.

The Note matures on December 22, 2022, bears interest at the rate of 10% per annum and, beginning 180 days after the issuance of the Note and upon the occurrence of an Event of Default (as defined in the Note), the Investor may convert amounts owing under the Note into shares of Common Stock. The Company has the right to prepay all or any portion of the outstanding balance of the Note. The Note is secured by a lien on the assets of the Company.

The Warrants are exercisable at a purchase price of $0.20 per share at any time on or prior to June 22, 2027, and in the event that the shares underlying such warrants are not registered at such time, may be exercised on a cashless basis beginning on June 22, 2022.

The SPA contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the SPA, the Notes and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the SPA, the Notes and the Warrants, the forms of which are attached as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Notes, the Warrants and any shares of common stock issuable upon conversion of the Notes or exercise of the Warrants will be, issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The Investors had represented that they are an “accredited investor,” as defined in Regulation D, and were acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Notes and the Warrants and the shares issuable upon conversion of the Notes or exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Form of Promissory Note (incorporated by reference to Exhibit 4.1 filed with the Current Report on Form 8-K filed on June 30, 2022)
4.2	Form Warrant (incorporated by reference to Exhibit 4.2 filed with the Current Report on Form 8-K filed on June 30, 2022)
10.1	Form Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 filed with the Current Report on Form 8-K filed on June 30, 2022)
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPhase Technologies, Inc.

Dated: July 5, 2022	By:	/s/ Anshu Bhatnagar
Anshu Bhatnagar Chief Executive Officer